EXHIBIT 99.1

NEWS RELEASE

Broadcom Business Press Contact	Investor Relations Contact
Bill Blanning or Eileen Algaze	Nick Kormeluk
Corporate Communications Department	Director, Investor Relations
949-585-5555 or 949-585-5971	949-585-6932
blanning@broadcom.com	nickk@broadcom.com
ealgaze@broadcom.com

Broadcom Reports Third Quarter 2001 Results

IRVINE, Calif. — October 17, 2001 — Broadcom Corporation (Nasdaq: BRCM), the leading provider of integrated circuits enabling broadband communications, today reported financial results for the third fiscal quarter ended September 30, 2001.

Net revenue for the third quarter of 2001 was $213.6 million, an increase of 1% over the $210.9 million reported in the second quarter of 2001, and a decrease of 33% from the $319.2 million reported in the third quarter of 2000. Pro forma net loss for the third quarter of 2001 was $34.0 million, or $.13 per share (basic and diluted). This compares with pro forma net loss of $41.1 million, or $.16 per share (basic and diluted), in the second quarter of 2001, and pro forma net income of $78.7 million, or $.30 per share (diluted), for the third quarter of 2000. Loss per share for the quarter was based on 254.5 million weighted average shares outstanding (basic and diluted), compared to 252.4 million weighted average shares outstanding (basic and diluted) in the second quarter of 2001, and 264.8 million weighted average shares outstanding (diluted) in the third quarter of 2000.

Broadcom reports net income (loss) and diluted earnings (loss) per share on a pro forma basis, which excludes the effects of acquisition-related expenses, payroll taxes on certain stock option exercises, certain non-recurring charges, such as goodwill impairment and loss on minority equity investments, and related income tax effects. Including these charges and effects, substantially all of which were non-cash, net loss for the third quarter of 2001 was $1,619.2 million, or $6.36 per share (basic and diluted), compared with a net loss of $436.4 million, or $1.73 per share (basic and diluted), in the second quarter of 2001, and a net loss of $14.1 million, or $.06 per share (basic and diluted), in the third quarter of 2000.

Broadcom recognized several non-recurring charges for the third quarter of 2001, all of which are included in the pro forma adjustment. The company recorded restructuring charges of $16.0 million to cover the costs of reduction of facilities, employee severance and other costs associated with actions implemented in July to streamline operations. Approximately $13.3 million of these charges will result in cash payments. The company analyzed its minority investments in other companies and recorded a net reduction in the carrying value of these investments of $32.2 million. This reduction was a non-cash charge.

The company also determined that under current market conditions it was appropriate to take a one-time, non-cash charge of $1,182 million against goodwill. This charge is a result of lower market valuations of acquisitions and does not imply that the operations of these businesses will be discontinued. This will reduce the total value of the intangible asset balance sheet account of goodwill as of September 30, 2001 from $3,437 million to $2,255 million. In summary, for the third quarter of 2001 Broadcom took a total of $1,230 million in non-recurring charges, of which all but approximately $13 million were non-cash. Cash and marketable securities totaled $653 million at the end of the third quarter, compared with $665 million at the end of the second quarter.

For the nine months ended September 30, 2001, net revenue was $735.0 million, a decrease of 2.8% over the $755.9 million reported for the nine months ended September 30, 2000. Pro forma net loss for the nine months ended September 30, 2001 was $57.0 million, compared to pro forma net income of $184.7 million reported for the first nine months of 2000. Pro forma loss per share was $.23 (basic and diluted), based on 252.2 million weighted shares outstanding, versus pro forma earnings of $.72 per share (diluted) on 257.1 million weighted average shares outstanding for the same period in 2000. Including the charges and effects excluded in pro forma reporting, net loss for the nine months ended September 30, 2001 was $2,412.5 million, or $9.57 per share (basic and diluted).

“Broadcom delivered solid third quarter results exceeding revenue and profit expectations despite challenging market conditions,” said Dr. Henry T. Nicholas III, Broadcom’s President and CEO. “We are now seeing an improved level of stability and visibility in the markets that we serve. As a result we have increased confidence that the steps we have taken and continue to take to scale and redistribute our investments are appropriate. We continue to place a strong emphasis on effective asset management as evidenced by our strong balance sheet and tight inventory management. Our participation in a diverse set of core markets, combined with entry into new markets, should position Broadcom well to benefit as the global technology markets improve.”

The communications markets served by Broadcom continue to place a high premium on new design activity. The company was very active in introducing new products both in its core markets and in its emerging markets.

The enterprise networking market has shown some signs of stabilization as most of the major systems vendors have made progress in resolving their inventory issues. Broadcom made five significant announcements in this market in the third quarter. The company announced new single port and four port (quad) Gigabit Ethernet-over-Copper transceivers, all implemented in

0.13-micron CMOS process technology. Also for the Gigabit Ethernet market, Broadcom’s Altima Communications subsidiary announced a new very low cost single-chip Gigabit MAC/PHY (Media Access Control/Physical Layer) solution. In the Fast Ethernet market, Broadcom announced a new product family of low cost 10/100 Ethernet switches that provide VLAN and voice capabilities for small businesses and home office networks. Broadcom also announced the industry’s first 0.18-micron CMOS octal 10/100 Ethernet PHY transceiver, enabling higher density Ethernet switches. Broadcom also experienced additional design wins and increasing shipments of its StrataSwitchTM products.

In the cable modem market, progress was also made this quarter by the cable system operators in working through their inventory issues. Several significant market milestones were achieved in the quarter. Two Broadcom customers, ARRIS and Cadant, Inc., were the first and only equipment suppliers to receive CableLabs® DOCSIS™ 1.1 qualification for cable headend equipment. Broadcom also introduced a two-line cable modem chip with PacketCable™ VoIP (Voice over Internet Protocol) software that enables cost-effective broadband gateways for delivery of voice, video, data and home networking services. Broadcom continues to be a leading contributor in the development and authoring of the DOCSIS 2.0 specification, which will include S-CDMA technology and Broadcom’s A-TDMA technology.

For the CDMA wireless market, Broadcom announced the availability of the industry’s first all-CMOS BluetoothTM radio device for CDMA and 3G wireless phones that embeds wireless personal area networking capabilities into Qualcomm’s CDMA technology. In broadband fixed wireless, Broadcom shipped the first single-chip modem for fixed wireless access offering 48 Mbps of symmetrical two-way data, enabling broadband services including streaming video, audio and data.

In the digital cable set-top box market Broadcom continues to make advances toward higher levels of integration and adding new functions, such as cable modem capability and personal video recording, to increase silicon content. In this market, Broadcom signed a MEDIAHIGHWAYTM specification agreement with Canal+ Technologies to collaborate on chip and set-top box designs to enable tighter integration among respective chip and interactive TV software technologies.

In the broadband processor market, Broadcom delivered samples of the world’s highest performance MIPS-based 64-bit multiprocessor solution, which scales up to one gigahertz frequency with twice the memory and I/O bandwidth of competitive solutions.

For the e-commerce security market, Broadcom introduced the world’s fastest Internet e-commerce security processor, which can sustain up to 4,000 secure e-commerce transactions per second. Broadcom also introduced the world’s most powerful family of SSL e-commerce security accelerator adapters, increasing the ability to execute SSL transactions by greater than 600% over software-only solutions and by 400% over current board-level products.

Broadcom will conduct a conference call with analysts and investors to discuss its third quarter 2001 financial results and current financial prospects today at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). The company will broadcast the conference over the Internet. To listen to the call, please visit the Investor Information section of the Broadcom Website at www.broadcom.com/investor. The Webcast will be recorded and available for replay until 5:00 p.m. Pacific Time on October 24, 2001.

About Broadcom

Broadcom Corporation is the leading provider of highly integrated silicon solutions that enable broadband communications and networking of voice, video and data services. Using proprietary technologies and advanced design methodologies, Broadcom designs, develops and supplies complete system-on-a-chip solutions and related applications for digital cable set-top boxes and cable modems, high-speed local, metropolitan and wide area and optical networks, home networking, Voice over Internet Protocol (VoIP), carrier access, residential broadband gateways, direct broadcast satellite and terrestrial digital broadcast, digital subscriber lines (xDSL), wireless communications, SystemI/O™ server solutions and network processing. Broadcom is headquartered in Irvine, Calif., and may be contacted at 949-450-8700 or at www.broadcom.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This release and the earnings conference call may contain forward-looking statements based on our current expectations, estimates and projections about our industry, management’s beliefs, and certain assumptions made by us. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will” and variations of these words or similar expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements speak only as of the date hereof, and are based upon the information available to us now. Such information is subject to change, and we will not necessarily inform you of such changes. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference for Broadcom include, but are not limited to, general economic and political conditions and specific conditions in the markets we address, including the recent significant economic slowdown in the technology sector and semiconductor industry; the timing, rescheduling or cancellation of significant customer orders and the ability of our customers to manage their inventory; the loss of a key customer; the effectiveness of our expense and product cost control and reduction efforts; changes in our product or customer mix; the volume of our product sales and pricing concessions on volume sales; our ability to specify, develop or acquire, complete, introduce, market and transition to volume production new products and technologies in a timely manner; the risks inherent in our acquisitions of technologies and businesses, including the successful completion of technology and product development through volume production, integration issues and costs, related accounting charges, and contractual, intellectual property and other issues; the timing of customer-industry qualification and certification of our products and the risks of non-qualification or non-certification; the rate at which our present and future customers and end-users adopt Broadcom’s technologies and products in our target markets; delays in the adoption and acceptance of industry standards in the foregoing markets; the qualification, availability and pricing of competing products and technologies and the resulting effects on sales and pricing of our products; intellectual property disputes and customer indemnification claims; our ability to renegotiate or terminate on acceptable terms the product purchase and development agreements and performance-based warrants assumed in certain acquisitions; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; the risks of producing products with new suppliers and at new fabrication and assembly facilities; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; the availability and pricing of foundry and assembly capacity and raw materials; the effects of new and emerging technologies; the risks and uncertainties associated with our international operations, particularly in light of recent events; our ability to retain and hire key executives, technical personnel and other employees in the numbers, with the capabilities, and at the compensation levels needed to implement our business and product plans; the quality of our products and any remediation costs; the effects of natural disasters, international conflicts and other events beyond our control; the level of orders received that can be shipped in a fiscal quarter; and other factors.

Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Broadcom®, the pulse logo®, ROBOSmartSwitch™, StrataSwitch™ and SystemI/O™ are trademarks of Broadcom Corporation and/or its affiliates in the United States and certain other countries. Bluetooth™ is a trademark owned by Telefonaktiebolaget LM Ericsson AB and licensed to participants in the Bluetooth Special Interest Group (SIG) in the United States and certain other countries. CableLabs®. DOCSIS™ and PacketCable™ are trademarks of Cable Television Laboratories, Inc. MEDIAHIGHWAY™ is a trademark of Canal+ Technologies. All other trademarks mentioned are the property of their respective owners.

BROADCOM CORPORATION
Unaudited Pro Forma Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2001	2000	2001	2000

Net revenue	$213,591	$319,155	$735,000	$755,923
Cost of revenue	113,000	135,359	374,273	316,496

Gross profit	100,591	183,796	360,727	439,427
Operating expense:
Research and development	111,211	62,502	335,806	153,990
Selling, general and administrative	35,465	27,817	112,966	67,545

Income (loss) from operations	(46,085)	93,477	(88,045)	217,892
Interest income, net	4,228	6,985	18,863	15,150
Other expense, net	(653)	(2,051)	(2,040)	(2,166)

Income (loss) before income taxes	(42,510)	98,411	(71,222)	230,876
Provision (benefit) for income taxes	(8,502)	19,682	(14,244)	46,175

Pro forma net income (loss)	$(34,008)	$78,729	$(56,978)	$184,701

Pro forma basic earnings (loss) per share	$(.13)	$.36	$(.23)	$.86

Pro forma diluted earnings (loss) per share	$(.13)	$.30	$(.23)	$.72

Weighted average shares (basic)	254,524	220,510	252,204	215,444

Weighted average shares (diluted)	254,524	264,812	252,204	257,111

Pro Forma Only

The above pro forma statements are based upon our unaudited consolidated statements of operations for the periods shown, with certain adjustments. This presentation of earnings is not in accordance with, or an alternative for, Generally Accepted Accounting Principles (“GAAP”) and may not be consistent with the presentation used by other companies. However, the Company believes this presentation of earnings provides its investors additional insight into its underlying operating results, and the Company uses this presentation internally to evaluate its operating performance.

In reporting pro forma results for the first quarter of 2001, we had reported gross revenue before the reduction of the contra-revenue charge related to performance-based warrants. With the report for the second quarter of 2001, we began reporting pro forma revenue net of this contra-revenue amount. As a result, net revenue as reported for pro forma and GAAP purposes will be the same. This change has also been reflected in the reported results for the nine months ended September 30, 2001.

BROADCOM CORPORATION
Unaudited Reconciliation of Pro Forma Adjustments
(In thousands)

The following represents a reconciliation (unaudited) of pro forma net income (loss) to GAAP net income (loss). The amounts below are substantially non-cash and relate primarily to the Company’s acquisitions.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2001	2000	2001	2000

Pro forma net income (loss)	$(34,008)	$78,729	$(56,978)	$184,701
Acquisition-related and other special charges:
Stock-based compensation	110,377	27,615	369,466	30,655
Payroll tax expense on option exercises	338	8,323	2,232	14,846
Amortization of goodwill	209,551	15,399	616,921	15,399
Amortization of purchased intangible assets	20,549	616	58,514	616
Impairment of goodwill	1,181,649	—	1,181,649	—
In-process research and development	—	45,660	109,710	45,660
Restructuring costs	16,046	—	34,281	—
Other expense, net	32,196	—	32,196	—
Litigation settlement costs	—	—	3,000	—
Merger-related costs	—	—	—	4,745
Income tax effects	14,502	(4,806)	(52,485)	(7,668)

GAAP net income (loss)	$(1,619,216)	$(14,078)	$(2,412,462)	$80,448

BROADCOM CORPORATION
Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,

	2001	2000	2001	2000

Net revenue	$213,591	$319,155	$735,000	$755,923
Cost of revenue(1)	129,832	136,938	425,348	318,535

Gross profit	83,759	182,217	309,652	437,388
Operating expense:
Research and development(2)(3)	111,406	67,945	337,010	163,350
Selling, general and administrative(2)(3)	35,599	30,148	113,823	72,097
Stock-based compensation (4)	106,941	27,000	356,915	29,965
Amortization of goodwill (4)	209,551	15,399	616,921	15,399
Amortization of purchased intangible assets(4)	7,162	201	20,161	201
Impairment of goodwill	1,181,649	—	1,181,649	—
In-process research and development(4)	—	45,660	109,710	45,660
Restructuring costs	16,046	—	34,281	—
Litigation settlement costs	—	—	3,000	—
Merger-related costs	—	—	—	4,745

Income (loss) from operations	(1,584,595)	(4,136)	(2,463,818)	105,971
Interest income, net	4,228	6,985	18,863	15,150
Other expense, net	(32,849)	(2,051)	(34,236)	(2,166)

Income (loss) before income taxes	(1,613,216)	798	(2,479,191)	118,955
Provision (benefit) for income taxes	6,000	14,876	(66,729)	38,507

Net income (loss)	$(1,619,216)	$(14,078)	$(2,412,462)	$80,448

Basic earnings (loss) per share	$(6.36)	$(.06)	$(9.57)	$.37

Diluted earnings (loss) per share	$(6.36)	$(.06)	$(9.57)	$.31

Weighted average shares (basic)	254,524	220,510	252,204	215,444

Weighted average shares (diluted)	254,524	220,510	252,204	257,111

Notes:

(1)	Cost of revenue includes the following:

Stock-based compensation	$3,436	$615	$12,551	$690
Amortization of purchased intangible assets	13,387	415	38,353	415
Payroll tax expense on certain stock option exercises	9	549	171	934

	$16,832	$1,579	$51,075	$2,039

(2)	Stock-based compensation expense is excluded from the following:

Research and development	$69,680	$20,636	$233,493	$22,789
Selling, general and administrative	37,261	6,364	123,422	7,176

	$106,941	$27,000	$356,915	$29,965

Amortization of purchased intangible assets is excluded from the following:

Research and development	$6,939	$201	$19,505	$201
Selling, general and administrative	223	—	656	—

	$7,162	$201	$20,161	$201

(3)	Employer payroll tax expense on certain stock option exercises is included in the following:

Research and development	$195	$5,443	$1,204	$9,360
Selling, general and administrative	134	2,331	857	4,552

	$329	$7,774	$2,061	$13,912

(4)	Represents non-cash acquisition-related expenses charged to operations.

BROADCOM CORPORATION
Condensed Consolidated Balance Sheets
(In thousands)

	September 30,
	2001	December 31,
	(Unaudited)	2000

ASSETS
Current assets:
Cash and cash equivalents	$403,898	$523,904
Short-term marketable securities	116,117	77,682
Accounts receivable, net	83,516	172,314
Inventory	28,785	52,137
Deferred taxes	38,511	10,397
Other current assets	36,168	39,220

Total current assets	706,995	875,654
Property and equipment, net	165,453	132,870
Long-term marketable securities	133,315	1,984
Deferred taxes	249,711	351,937
Goodwill and purchased intangible assets, net	2,372,904	3,260,464
Other assets	40,874	54,913

Total assets	$3,669,252	$4,677,822

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$89,844	$78,163
Wages and related benefits	39,468	34,720
Accrued liabilities	172,061	66,030
Current portion of long-term debt	54,042	23,649

Total current liabilities	355,415	202,562
Long-term debt, less current portion	60,478	—
Shareholders’ equity	3,253,359	4,475,260

Total liabilities and shareholders’ equity	$3,669,252	$4,677,822